EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

Capital Mineral Investors, Inc.
2035 Blantyre Avenue

Coquitlam, BC, Canada, V3K 1X9

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ______________ shares of common stock of Capital Mineral Investors, Inc. (the "Company") at the price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of the said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO: CAPITAL MINERAL INVESTORS, INC.

Executed this _________day of ________________________, at___________________ (Street Address), __________________ (City), __________________ (State) ___________ (Zip Code).

________________________________
Signature of Purchaser

________________________________
Printed Name of Purchaser

________________________________
Social Security Number/Tax I.D.
Number of Shares Purchased	Total Subscription Price
_______________________	___________________

Form of Payment:
Cash _______________
Check No. _____________
Other _______________

ACCEPTED THIS _________DAY OF _____________________, __________.

CAPITAL MINERAL INVESTORS, INC.

By: _____________________________
Title: ___________________________